Exhibit  10.40

                        INTERNET SERVICES SUITE AGREEMENT

     THIS  INTERNET  SERVICES SUITE AGREEMENT (this "Agreement") is entered into
                                                     ---------
as  of May 5,1999 (the "Effective Date") between WIRED DIGITAL, INC., a Delaware
                        --------------
corporation  ("Wired"),  LYCOS,  INC.,  a  Delaware  corporation  ("Lycos"), and
               -----                                                -----
NETTAXI  ONLINE  COMMUNITIES,  INC.,  a  Delaware  corporation.  ("Nettaxi").
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2
                                    Recitals
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     A.     Wired  is  the  owner  or  licensee  of  certain  Web-based services
(collectively, the"Wired Services"), which are accessible through the URL www.hotbot.com (the "HotBot Site");

     B. Lycos is the owner or licensee of certain Web-based personalized start page services (the "Lycos Start Pages"), which are accessible through the URL www.lycos.com (the"Lycos Site");

     C. Nettaxi maintains a site on the Internet at http://www.nettaxi.com (the "Nettaxi Site"), and desires to make the Wired Services and co-branded versions of the Lycos Start Pages available to users of the Nettaxi Site;

     D. Wired and Lycos are willing to co-brand and/or operate certain of their respective
Services  on  behalf  of  Nettaxi,  pursuant  to  the  terms  hereof;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Wired, Lycos and Nettaxi hereby agree as follows:

                                      Terms
                                      -----

SECTION  1.      DEFINITIONS.

     1.1     "Advertising  Rights"  means all advertising or promotional rights,
              -------------------
including without limitation banner advertisements, "pop-up" windows, surveys and sponsorships.

     1.2     "HotBot  Personal Search Tool" means Wired's Web-based customizable
              ----------------------------
search  panel
incorporating the HotBot Search functionality, as the same may be updated or modified from time to time in Wired's sole discretion.

     1.3     "HotBot  Search"  means  Wired's  Web-based  search engine service,
              --------------
currently commercially referred to as HotBot, as the same may be updated or modified from time to time in Wired's sole discretion.

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     1.4     "Lycos  Brand  Features"  means  Lycos'  name,  logo  and  other
              ----------------------
trademarks, trade names and service names that Lycos uses from time to time with respect to Lycos' services offered on Web Sites owned or operated by Lycos.

     1.5     "Lycos  Start Pages" means Lycos' Web-based personalized start page
              ------------------
that incorporates certain of the Lycos Services, as the same may be updated or modified from time to time in Lycos' sole discretion.

     1.6     "Nettaxi  Brand  Features"  means  Nettaxi's name and logo and such
              ------------------------
other trademarks, trade names, service names and trade dress that Nettaxi uses from time to time with respect to the Nettaxi Site.

     1.7     "Referral" takes place when a user clicks on a hyperlink or uses an
              --------
HTML tool to connect to the following Wired Services: Wired Content and HotBot Search, at the redirect URLs designated by Wired and as measured by Wired's server logs.

     1.8     "Wired  Brand  Features"  means  Wired's  name,  logo  and  other
              ----------------------
trademarks, trade names and service names that Wired uses from time to time with respect to Wired's services offered on Web Sites owned or operated by Wired.

     1.9     "Wired  Content"  means  Wired's  Web-based  news,  information and
              --------------
entertainment  services,  as  well  as  the  e-mail newsletter versions of these
services,  including  Wired  News  (http://www.wired.com),      Webmonkey
(http://www.webmonkey.com),      and        Suck  (http://www.suck.com),  as may
be  update  or  modified  from  time  to  time  in  Wired's  sole  discretion.

SECTION  2.      NETTAXI  START  PAGES  DEVELOPMENT  AND  MAINTENANCE.

     2.1     Development  of  Nettaxi Start Pages.    Lycos shall use reasonable
             ------------------------------------
commercial efforts to develop, within thirty (30) days after the Effective Date, the following service for use exclusively by users of the Nettaxi Site and accessible from the Nettaxi Site: a co-branded version of Lycos Start Pages ("Nettaxi Start Pages") which shall contain a Nettaxi-branded links box, HotBot Search or Lycos Search functionality, and other standard features of Lycos Start Pages. Nettaxi's sole remedy for Lycos' breach of the first sentence of this
Section 2.1 shall be termination of this Agreement in accordance with Section 11.2(a), and Nettaxi shall not be entitled to any other legal or equitable relief of any kind in connection therewith.

     2.2     Branding  and  User  Interface.
             ------------------------------

          (a)     Branding.     The  Nettaxi  Start  Pages shall be branded in a
                  --------
manner substantially similar to the example(s) set forth in Exhibit B hereto. All Nettaxi Start Pages shall display appropriate intellectual property legends, including but not limited to copyright notice and trademark references. Subject to the foregoing provisions of this Section 2.2(a), the parties shall agree upon the prominence and location of all displays of the Nettaxi Brand Features, theLycos Brand Features on the Nettaxi Start Pages; provided that the Lycos name

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shall be above the fold and prominently displayed on all co-branded pages. Lycos shall not be obligated to co-brand those pages containing content which Lycos has branded with a third party, which Lycos is prohibited from co-branding pursuant to another Lycos agreement, which Lycos is technically unable to co-brand, and that are commercially unreasonable for Lycos to co-brand.

          (b)     User Interface.     The user interface for Nettaxi Start Pages
                  --------------
shall be substantially similar to the user interfaces of the Lycos Start Pages, which Lycos may modify from time to time in its sole discretion.

     2.3     Hosting/Traffic.     Nettaxi  Start Pages shall be hosted by Lycos.
             ---------------
The Nettaxi Start Pages shall be served from Lycos sub-domains (e.g., www.lycos.com/partners/nettaxi). As between the parties, only Lycos shall receive credit for all unique visitor traffic and page views generated by the Nettaxi Start Pages. As such, the parties agree to assist each other in taking any steps that may be required to obtain or perfect the rights of Lycos to receive credit from Relevant Knowledge/Media Metrix (or any other organization reasonably designated by Lycos that is reasonably deemed to be, recognized in the Internet industry as a reliable authority for tracking unique visitors or page views) for all unique visitor traffic and pages views generated by the Nettaxi Start Pages.

     2.4     Sale  of Advertising Rights.     Lycos shall have the sole right to
             ---------------------------
sell  Advertising  Rights  on  the  Nettaxi  Start  Pages.

     2.5     Customer  Service.     Lycos  shall include an email link on one or
             -----------------
more of the Nettaxi Start Pages to Lycos' customer service staff. Lycos shall use reasonable commercial efforts to respond to all customer service inquiries promptly after receipt.

SECTION  3.     MARKETING  AND  PROMOTIONS.

     3.1     Marketing  Activities.     Throughout  the  Term of this Agreement,
             ---------------------
Nettaxi shall use reasonable commercial efforts to market HotBot Search and Wired Content in order to maximize the nunber of Nettaxi Site users visiting these sites, including without limitation, direct email campaigns, advertising and promotions on the Nettaxi Site and targeted activities by Nettaxi. Immediately upon Lycos' launch of the Nettaxi Start Pages, Nettaxi shall use reasonable commercial efforts to market Nettaxi Start Pages in order to maximize the number of users of the Nettaxi Start Pages, including without limitation, direct email campaigns, advertising and promotions on the Nettaxi Site and targeted activities by Nettaxi. The parties shall review Nettaxi's marketing activities on a quarterly basis in order to assess performance and agree upon additional activities, if necessary, in order to increase usage of Nettaxi Start Pages.

     3.2     Promotional  Placements.     During  the  Term  of  this Agreement,
             -----------------------
Nettaxi shall provide promotional placements for Wired and Lycos as set forth in this Section 3.2. Wired and Lycos shall provide Nettaxi with electronic copies of the artwork for the appropriate Wired and Lycos icons, logos, search boxes

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and links to be displayed on the Nettaxi Site in connection with the promotional placements described below. Nettaxi shall be responsible for programming and integrating the search box, icons, logos and links into the Nettaxi Site:

          (a) Nettaxi shall integrate links to Wired Content and to the Nettaxi Start Pages, in a substantially similar manner to the specifications and "look and feel" of the examples set forth on Exhibit B. The links to the Nettaxi Start Pages shall be displayed on every page of the Nettaxi Site produced by Nettaxi.

          (b) Nettaxi shall prominently offer the HotBot Personal Search Tool and the Nettaxi Start Pages to every visitor and to every new registered member on the Nettaxi Site. Nettaxi shall integrate the HotBot Personal Search Tool in "The Nettaxi Citizen Page Builder" process. For those users of the Nettaxi Site building pages using Nettaxi FTP services, Nettaxi shall promote the HotBot Personal Search Tool in the "Other Nettaxi Help" and "Resources"pages of the Nettaxi Site. The HotBot Personal Search Tool shall be the only search engine tool made available to Nettaxi home-page builders. Nettaxi shall redirect all users of the Nettaxi Site who conduct searches through the HotBot Personal Search Tool or who select the Wired and Lycos links to the URL of the appropriate service.

          (c)     Nettaxi  shall integrate the following links to Wired Content:
(i) Webmonkey in the "Homepage Utils/HTML Resources" section of the Nettaxi Site, currently located at http://www.nettaxi.com/help/resources.html; (ii)
Wired News and Suck in all relevant topic sections of the Nettaxi Site, at Nettaxi's discretion; (iii) Wired Content newsletter subscriptions in all relevant sections of the Nettaxi Site, at Nettaxi's discretion.

     3.3     Referral  Guarantee.     During the Term of this Agreement, Nettaxi
             -------------------
guarantees that Nettaxi's promotional placements for the HotBot Personal Search Tool and Wired Content shall result in not less than I 00,000 Referrals per month. For purposes of determining whether Nettaxi has performed on its Referral guarantee, the Referral tally shall begin at zero at the beginning of each contract quarter.

          (a) If Nettaxi fails to achieve the guaranteed level of 300,000 Referrals in a particular quarter, Wired's obligation to make such quarter's Referral Payment (as described below in Section 5.3) shall be deferred until the due date of the next quarterly payment.

          (b) If Nettaxi fails to achieve the guaranteed level of 300,000 Referrals for two consecutive contract quarters, the payment per thousand Referrals quoted in Section 5.1(a) shall be decreased to $5 CPM.

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     3.4     Additional  Marketing  Provisions.     The  additional  marketing
             ---------------------------------
provisions  set  forth  in  Exhibit  A  are  incorporated  herein.

SECTION  4.     OWNERSHIP  AND  LICENSE.

     4.1     Ownership.    Nettaxi  acknowledges and agrees that, as between the
             ---------
parties, Lycos owns all title to, and all ownership rights in the Nettaxi Start Pages, including without limitation the underlying software but excluding the Nettaxi-brand element of the Lycos.com domain name for Nettaxi Start Pages and the Nettaxi Brand Features, which are the sole property of Nettaxi. Under no circumstances shall any part of Nettaxi Start Pages be physically transferred to Nettaxi or shall Nettaxi be entitled to a license to the underlying software.

     4.2     Nettaxi  License Grant.     Nettaxi hereby grants Lycos, during the
             ----------------------
Term (as defined below) of this Agreement, a worldwide, royalty-free, nonexclusive license (with no right to sublicense) to use, reproduce and distribute the Nettaxi Brand Features on the Nettaxi Start Pages in accordance with this Agreement and Nettaxi's guidelines for use of the Nettaxi Brand Features, which guidelines Nettaxi may change from time to time upon at least thirty (30) days' prior written notice to Lycos.

     4.3     Lycos  License  Grant.     Lycos hereby grants Nettaxi a worldwide,
             ---------------------
royalty-free, nonexclusive license (with no right to sublicense) to use the Lycos Brand Features in connection with the marketing and promotion of Lycos and the Nettaxi Start Pages in accordance with this Agreement and Lycos' guidelines for use of the Lycos Brand Features, which guidelines Lycos may change from time to time, upon at least thirty (30) days' prior written notice to Nettaxi.

     4.4     Wired  License  Grant.     Wired hereby grants Nettaxi a worldwide,
             ---------------------
royalty-free, nonexclusive license (with no right to sublicense) to use the Wired Brand Features in connection with the marketing and promotion of Wired, the HotBot Search and the Wired Content in accordance with this Agreement and Wired's guidelines for use of the Wired Brand Features, which guidelines Wired may change from time to time upon at least thirty (30) days' prior written notice to Nettaxi.

     4.5     No  Other  Rights.     Except  as  expressly  provided  above,  the
parties retain all title to, and all rights in, their respective Brand Features.

SECTION  5.     PAYMENT  TERMS.

     5.1     Wired  Services Referral Payments.     Nettaxi shall be entitled to
             ---------------------------------
payment  for  Referrals  throughout  the  Term,  as  follows

          a. For every Referral between 1 and 300,000 Referrals per contract quarter during the Term, Wired shall pay Nettaxi REDACTED per Referral REDACTED CPM), unless Nettaxi fails to achieve the guaranteed level of REDACTED Referrals for two consecutive

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                 contract  quarters,  in  which  case  the  payment per thousand
                 Referrals  shall  be  decreased  to  REDACTRED, as described in
                 Section  3.3(b)  above.

          b. For every Referral between REDACTED and REDACTED Referrals per contract quarter during the Term, Wired shall pay Nettaxi REDACTED per Referral (REDACTED).

          c. For every Referral over REDACTED per contract quarter during the Term, Wired shall pay Nettaxi REDACTED per Referral REDACTED.

     5.2     Nettaxi  Start Pages Advertising Revenue Share.     Lycos shall pay
             ----------------------------------------------
Nettaxi  the  amounts  set  forth  in  Exhibit A with respect to Net Advertising
Revenue for the Nettaxi Start Pages received by Lycos during the relevant period. For the purposes of this Agreement, "Net Advertising Revenue" means the actual amounts received for the sale of Advertising Rights targeted to Nettaxi Start Pages, less applicable sales or use taxes, direct costs of collection and third party and internal sales commissions paid, which commissions shall be deemed to be 20% of actual amounts received.

     5.3     Payment Timing; Reporting.     Except as provided in Section 3.3(a)
             -------------------------
above, within thirty (30) days following the conclusion of each contract quarter during the Term (the "Payment Schedule"), Wired shall calculate and pay to Nettaxi the amounts described in Section 5.1 and 5.2 for the preceding contract quarter. Referral volumes shall be tracked by Wired and reported to Nettaxi with each payment.

     5.4     No Artificial Inflating of Referral Numbers.     Nettaxi shall not,
             -------------------------------------------
nor shall it permit or encourage others to, engage in behavior that would cause Referrals other than by bona fide users who are not employees or contractors of Nettaxi. Without limiting the foregoing, Nettaxi shall not: (i) use, or permit to be used, robots that would cause Referrals, or (ii) compensate employees or contractors for manually causing Referrals.

     5.5     Other  Revenue  Opportunities.     Lycos  and  Nettaxi  shall  work
             -----------------------------
together to develop additional revenue opportunities related to Nettaxi Services. Allocation of any such revenues shall be agreed on a case-by-case basis.

     5.6     Taxes.     All fees and payments stated herein exclude, and Nettaxi
             -----
shall pay, any sales, use, property, license, value added, withholding, excise or similar tax, federal, state or local, related to the Parties' performance of their obligations or exercise of their rights under this Agreement and any related duties, tariffs, imposts and similar charges, exclusive of taxes based on Wired's net income.

     5.7     Inspection  Rights.     Each  party shall maintain accurate records
             ------------------
with respect to the calculation of all payments due under this Agreement. Each party shall have the right, at its expense (except as provided below) to audit the other party's books and records for the purpose of verifying such payments.

Such  audits  shall  be  made not more than twice per year, on not less than ten
(10) days written notice, during regular business hours, by auditors reasonably acceptable to the party being audited. If the auditor's figures reflect records higher than those-reported by the party being audited, then the party being audited shall pay the difference. If the auditor's figures vary more than 10% from the figures provided by the party being audited, then the party being audited shall also pay the reasonable cost of the audit.

SECTION  6.     EXCLUSIVITY.

     During the Term, Wired and Lycos will be the exclusive providers of Internet search, navigation, directory services, personal start pages, personal home pages and email services on the Nettaxi Site (including any successor sites); provided that Wired and Lyrcos are not obligated to provide any such additional services not provided for in this Agreement unless it expressly agrees to do so in writing. Nettaxi shall not display any reference to any competitor of Wired or Lycos on the Nettaxi Site. The term "competitor" is defined as: Yahoo, Northern Lights, Excite/AtHome, InfoSeek, Snap, Cnet, Planet Direct, AltaVista, GeoCities, LookSmart, MetaCrawler, Mining Company, GoTo and Go Network, or other competitor as Wired may designate once per contract quarter.

SECTION  7.     DISCLAIMER  OF  WARRANTIES.

     HOTBOT SEARCH, WIRED CONTENT AND NETTAXI START PAGES, ALL UNDERLYING SOFTWARE AND ALL DATA CONTAINED THEREIN ARE PROVIDED"AS IS."' WIRED AND LYCOS
DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED,WITH RESPECT TO SUCH SERVICES, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF ACCURACY OR RELIABILITY OF DATA, NONINFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, OR ARISING FROM THE COURSE OF DEALING BETWEEN THE PARTIES OR USAGE OF TRADE.

SECTION  8.     CONFIDENTIAL  INFORMATION.

     8.1     Definition.     "Confidential  Information"  means confidential and
             ----------       -------------------------
proprietary information which relates to the parties' business, products and services, including but not limited to data, trade secrets, discoveries, ideas, concepts, know-how, techniques, software, business activities and operations, reports, studies and other technical and business information and, under the circumstances of disclosure, would be deemed confidential or proprietary by a reasonable business person. Notwithstanding the foregoing, Confidential Information shall not include any information which is (a) information which has become publicly available without breach hereunder by the receiving party or another person, (b) information which was rightfully received by the receiving party from a source not under obligation of confidentiality to the disclosing party, (c) information in the possession of the receiving party, in written or other recorded form, prior to disclosure by the disclosing party, (d) information which is developed by the receiving party independent of any information disclosed hereunder, and (e) information which the disclosing party has approved in writing for release by the receiving party without restriction.

     8.2     No  Disclosure.     Each  party  agrees  that  it  will  keep  in
             --------------
confidence all Confidential Information of the other party and that it will not directly or indirectly disclose to any third party or use for its own benefit, or use for any purpose other than the performance of its obligations under this Agreement, any Confidential Information it receives from the other party. Each party agrees to use reasonable care to protect the other party's Confidential Information, and in no event less than the same degree of care to protect the other party's Confidential Information as it would employ with respect to its own information of like importance which it does not desire to have published or disseminated. Notwithstanding the foregoing, either party hereto may disclose any Confidential Information hereunder to such party's attorneys and other representatives, if required to do so under law or in a judicial or other governmental investigation or proceeding, provided the other party has been given prior notice and the disclosing party has sought all available safeguards against widespread dissemination prior to such disclosure, or any court or other tribunal of competent jurisdiction as reasonably required to resolve any dispute between the parties hereto.

     8.3     Remedies.     The  parties  each  agree  that  any  breach  of this
             --------
Section 8 would cause irreparable harm or injury to the other party significantly in excess of the value received by such other party pursuant to this Agreement, and that such other party shall be entitled to declaratory, injunctive or other equitable relief, in addition to any other legal or equitable remedies it may have, for any such breach.

     8.4     Return  of Confidential Information.     Each party shall return or
             -----------------------------------
destroy all Confidential Information promptly upon the request of the other party or upon termination of this Agreement.

SECTION  9.     LIMITATION  OF  LIABILITY.

     NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARYAND EXCEPT WITH RESPECT TO OBLIGATIONS TO PAY MONEY UNDER SECTION 5 AND THE INDEMNITY OBLIGATIONS UNDER SECTION 10, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (A) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF REVENUE OR GOODWILL OR ANTICIPATED PROFITS OR LOST BUSINESS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; OR (B) THE COST OF PROCUREMENT OF SUBSTITUTE SERVICES,TECHNOLOGY, DATA OR CONTENT.

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SECTION  10.     INDEMNIFICATION.

     10.1     By  Wired.     Wired,  at its own expense, shall indemnify, defend
              ---------
and hold harmless Nettaxi, and its officers, directors, employees, representatives and agents, and each of them, against any third party claim, demand, suit, action, or other proceeding brought against such person, and all damages, awards, settlements, liabilities, losses, costs and expenses related thereto (including without limitation attorneys' fees) to the extent that such claim, suit, action or other proceeding is based an or arises from any claim that (a) the underlying source code or object code for the HotBot Personal Search Tool infringes any copyright or U.S. patent or (b) any of the Wired Brand Features infringes any valid copyright or trademark.

     10.2     By  Lycos.     Lycos,  at its own expense, shall indemnify, defend
              ---------
and hold harmless Nettaxi, and its officers, directors, employees, representatives and agents, and each of them, against any third party claim, demand, suit, action, or other proceeding brought against such person, and all damages, awards, settlements, liabilities, losses, costs and expenses related thereto (including without limitation attorneys' fees) to the extent that such claim, suit, action or other proceeding is based on or arises from any claim that (a) the underlying, source code or object code for Nettaxi Start Pages infringes any copyright or U.S. patent (b) any of the Lycos Brand Features infringes any valid copyright or trademark.

     10.3     By  Nettaxi.     Nettaxi,  at  its  own  expense, shall indemnify,
              -----------
defend and hold harmless Lycos and Wired, and their respective officers, directors, employees, representatives and agents, and each of them, against any third party claim, suit, action, or other proceeding brought against such person, and all damages, awards, settlements, liabilities, losses, costs and expenses related thereto (including without limitation attorneys' fees) to the extent that such claim, suit, action or other proceeding is based on or arises from (a) any claim that any of the Nettaxi Brand Features infringe any valid copyright or trademark or (b) operation of the Nettaxi Site.

     10.4     Procedure.     All  indemnification obligations under this Section
              ---------
10 shall be subject to the following requirements: (a) the indemnified party shall provide the indemnifying party with prompt written notice of any claim;
(b) the indemnified party shall permit the indemnifying party to assume and control the defense of any action (unless, in the opinion of counsel of the indemnified party, such assumption would result in a material conflict of interest); and (c) the indemnified party shall not enter into any settlement or compromise of any claim without the indemnifying party's prior written consent. In addition, the indemnified party may, at its own expense, participate in its defense of any claim.

SECTION  11.     TERMINATION.

     11.1     Term.     This  Agreement  shall  have an initial term of REDACTED
              ----
from the Effective Date and shall automatically renew for successive one-year terms unless (a) either party provides the other party written notice of non-renewal at least thirty (30) days prior to the expiration of the then current term or (b) terminated earlier in accordance with Section 11.2. The initial term and all renewal terms are collectively referred to in this Agreement as the "Term."

     11.2     Early  Termination.
              ------------------

          (a)     Termination  Conditions.     This  Agreement may be terminated
                  -----------------------
(i) by any Party immediately upon written notice if the other party (A) becomes insolvent; (B) files a petition in bankruptcy; or (C) makes an assignment for the benefit of its creditors; (ii) by any Party at such time as Wired or Lycos ceases offering any of the above-described services to third parties; or (iii) by any Party for any reason or no reason upon ninety (90) days prior written notice,

          (b)     Non-Exclusive  Remedy.     Except  as  explicitly  set  forth
                  ---------------------
elsewhere in this Agreement, the foregoing rights of termination shall be in addition to any other legal or equitable remedies that the terminating party may have.

     11.3     Survival  of  Certain Provisions.     The provisions of Sections I
              --------------------------------
(Definitions), 4.1 (Ownership), 4.3 (No Other Rights), 7 (Disclaimer of Warranties), 8 (Confidential Information), 9 (Limitation of Liability), 10 (Indemnification), 12 (General Provisions) and this Section 11.3, as well as any accrued payment obligations under Section 5, shall survive any termination of this Agreement.

SECTION  12.     GENERAL  PROVISIONS.

     12.1     Entire Agreement.    This Agreement, including the Exhibit hereto,
              ----------------
represents the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior agreements and communications of the parties, oral or written.

     12.2     Amendment  and  Waiver.     No  amendment to any provision of this
              ----------------------
Agreement shall be effective unless in writing and signed by all parties. The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omssion on the part of either party to exercise or avail itself of any right, power or privilege that it has, or may have, hereunder, operate as a waiver of any right, power or privilege by such party.

     12.3     Choice  of  Law and Forum.     This Agreement, its interpretation,
              -------------------------
performance or any breach thereof, shall be construed in accordance with, and all questions with respect thereto shall be determined by, the laws of the State of California applicable to contracts entered into and wholly to be performed within said state. The parties hereby consent to the personal jurisdiction of

California, acknowledge that venue is proper in any state or Federal court in the California, agrees that any action related to this Agreement must be brought in a state or Federal court in the California, and waive any objection such party has or may have in the future with respect to any of the foregoing.

     12.4     Legal  Fees.     The  prevailing party in any legal action brought
              -----------
by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court and arbitration costs, as well as reasonable attorneys' fees.

     12.5     Successors  and Assigns.     Neither party shall assign its rights
              -----------------------
or obligations under this Agreement without the prior written consent of the other party, provided that Wired and Lycos shall be permitted to assign its rights and obligations to an acquiring or successor entity in connection with a merger, a sale of Wired's or Lycos' business or a sale of all or substantially all of Wired's or Lycos' assets. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

     12.6     Notices.     All  notices,  requests,  consents  and  other
              -------
communications which are required or permitted hereunder shall be in writing, and shall be delivered by registered U.S. mail, postage prepaid (effective three
(3) days after mailing) or sent by facsimile or electronic mail, with a confirmation copy simultaneously sent by U.S. mail, postage prepaid (effective upon transmission), at the addresses set forth on the signature page hereto. Notice of change of address shall be given in the same manner as other communications.

     12.7     Severability.     If any provision of this Agreement is held to be
              ------------
invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     12.8     Good  Faith.     The  parties  agree  to  act  in  good faith with
              -----------
respect to each provision of this Agreement and any dispute that may arise related hereto.

     12.9     Headings.     The section headings contained in this Agreement are
              --------
included for convenience only, and shall not limit or otherwise affect the terms of this Agreement.

     12.10     Counterparts.     This  Agreement  may  be  executed  in  two
               ------------
counterparts, both of which taken together shall constitute a single instrument. Execution and delivery of this Agreement may be evidenced by facsimile transmission.

          <Signatures  appear  on  following  page>

     This Internet Services Suite Agreement has been executed by the parties effective as of the Effective Date.

WIRED  DIGITAL,  INC.                       LYCOS,  TNC.
By:     /s/  Elizabeth  Vandendike          By:     /s/  Thomas  E. Guilford
Name:   Elizabeth  Vandendike               Name:   Thomas  E. Guilford
Title:  President                           Title:  VP  Finance/Admin.

Address:                                    Address:

Wired  Digital,  Inc.                       Lycos,  Inc.
Attn.:  General  Counsel                    400-2  Totten  Pond  Road
660  Third Street, 4h Floor                 Waltham,  MA  02154
San  Francisco, CA  94107                   Tel.:  (781)  370-2700
Tel.: (415)  276-8400                       Fax:   (781)  370-2800
Fax:  (415)  276-8499                       Attn.:  General  Counsel


               Reviewed  By
          WIRED  DIGITAL  LEGAL
               Initial  /s/  CP
NETTAXI

By:    /s/  Dean  Rositano

Name:  Dean  Rositano
Title: President
Address:

2165  S.  Bascom  Ave.
Campbell,  CA  95008

Attn.:
Tel.:   (408)  879-9880
Fax:    (408)  879-9907
Email:  DEAN@NETTAXI.COM

                                    EXHIBIT A
                                    ---------

1.   ADDITIONAL  MARKETING  PROVISIONS

     A.     HOTBOT  BANNER  ADVERTISEMENTS:

          i. Throughout the Term, Nettaxi shall serve REDACTED banner impressions per month promoting Nettaxi Start Pages on a "run-of-site" basis across the Nettaxi Site, which creative materials will be furnished by Lycos and modified by Lycos from time to time at Lycos' sole discretion.

         ii. Throughout the Term, Nettaxi shall serve REDACTED banner impressions per month promoting the HotBot Personal Search Tool on a "run-of-site" basis across the Nettaxi Site, which creative materials will be furnished by Wired and modified by Wired from time to time at Wired's sole discretion.

     B. 9-MAIL PROMOTIONS: At least REDACTED per contract quarter of the Term, Nettaxi shall deliver a direct e-mail to each of Nettaxi's registered users containing a marketing message written by Wired and/or Lycos regarding new features in the Wired and Lycos services. Such e-mails shall not contain any other promotional elements.

2.   NET  ADVERTISING  REVENUE

     Lycos shall pay Nettaxi according to the Payment Schedule an amount equal to REDACTED of Net Advertising Revenue derived from Nettaxi Start Pages. If Nettaxi fails to deliver the guaranteed level of Referrals during two consecutive contract quarters during the Term, the percentage of Net Advertising Revenue used in the Formula for computation of Nettaxi quarterly payment shall decrease to REDACTED as described above in
     Section  3.3(b).